UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2019

Dermira, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36668	27-3267680
(Commission File Number)	(IRS Employer Identification No.)
275 Middlefield Road, Suite 150 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 421-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Executive Compensation

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to the principal executive officer, principal financial officer and the three other most highly compensated executive officers of Dermira, Inc. (“Dermira”) serving as such at December 31, 2018 (the “Named Executive Officers”) for all services rendered in all capacities during the year ended December 31, 2018:

Name and Principal Position	Salary	Equity Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Thomas G. Wiggans	$572,500	$3,472,353	$326,325	—		$4,317,178
Chief Executive Officer and Chairman of the Board

Andrew L. Guggenhime	406,930	1,798,465	154,633	—		2,360,028
Chief Financial Officer

Lori Lyons-Williams	392,040	2,050,611	148,975	113,000	(3)	2,704,626
Chief Commercial Officer

Luis Peña	409,170	1,954,849	155,485	—		2,519,504
Chief Development Officer

Christopher Horan(4)	300,000	1,744,420	114,000	200,000	(5)	2,358,420
Chief Technical Operations Officer

(1)

The amounts reported in the “Equity Awards” column represent the grant date fair value of the stock options and restricted stock units granted to the Named Executive Officers during the year ended December 31, 2018 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in this column are set forth in Notes 2 and 9 to the audited consolidated financial statements included in Dermira’s annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 26, 2019. Note that the amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our Named Executive Officers therefrom.

(2)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent bonuses earned by the Named Executive Officers under Dermira’s incentive compensation guidelines recommended by Dermira’s compensation committee (“Compensation Committee”) of the board of directors (the “Board”) and approved by the Board for the year ended December 31, 2018. Under the guidelines, Mr. Wiggans was entitled to a target bonus of up to 60% of his base salary, Ms. Lyons-Williams and Messrs. Peña, Guggenhime and Horan were each entitled to a target bonus of up to 40% of his or her base salary. In February 2019, the Compensation Committee determined the actual amounts of the incentive bonuses for the year ended December 31, 2018 based on Dermira’s achievement of corporate objectives. Bonuses of approximately 95% of the target bonuses were paid to the Named Executive Officers based on Dermira’s achievement of corporate objectives.

(3)

Represents payments made pursuant to a housing assistance arrangement, which provides for gross cash payments to Ms. Lyons-Williams on the last day of each month beginning June 30, 2017 for a three-year period equal to $10,000 monthly for the first 12-month period, $9,000 monthly for the second 12-month period, and $8,000 monthly for the third 12-month period, in each case, subject to applicable tax withholdings.

(4)	Mr. Horan joined Dermira as its Chief Technical Operations Officer in April 2018.
(5)	Represents a one-time cash bonus payment made in connection with Mr. Horan’s commencement of employment with Dermira.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: March 18, 2019	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Chief Financial Officer